The information in this pricing supplement is not complete and may be changed. We may not deliver these securities until a final pricing supplement is delivered. This pricing supplement and the accompanying prospectus and prospectus supplement do not constitute an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

         Subject to Completion, Pricing Supplement dated June 26, 2003

PROSPECTUS Dated June 11, 2002                      Pricing Supplement No. 62 to
PROSPECTUS SUPPLEMENT                       Registration Statement No. 333-83616
Dated June 11, 2002                                         Dated         , 2003
                                                                  Rule 424(b)(3)

                                   $
                                 Morgan Stanley
                          MEDIUM-TERM NOTES, SERIES C
                                  Senior Notes

                            -----------------------

                       BRIDGES(SM) due December 30, 2009
           Based on the Value of the Dow Jones EURO STOXX 50(SM) Index

Unlike ordinary debt securities, the BRIDGES do not pay interest. Instead, the BRIDGES will pay at maturity the principal amount of $10, plus a supplemental redemption amount if the average value of the Dow Jones EURO STOXX 50(SM) Index, which we refer to as the Index, as determined on seven specified determination dates during the life of the BRIDGES exceeds the initial index value.

o    The principal amount and issue price of each BRIDGES is $10.

o    We will not pay interest on the BRIDGES.

o At maturity, you will receive per BRIDGES the principal amount of $10 plus a supplemental redemption amount equal to the product of (i) $10 times
     (ii) the percentage increase, if any, in the final average index value over the initial index value.

     o    The initial index value will equal                , the closing value
          of the Index on the day we offer the BRIDGES for initial sale to the public.

     o The final average index value will equal the arithmetic average of the closing values of the Index on December 30, 2003, December 30, 2004, December 30, 2005, December 30, 2006, December 30, 2007, December 30, 2008 and December 28, 2009.

o If the final average index value of the Index is less than or equal to the initial index value, you will receive only the principal amount of the BRIDGES at maturity and will not receive any supplemental redemption amount.

o Investing in the BRIDGES is not equivalent to investing in the Index or its component stocks.

o We will apply to list the BRIDGES under the proposed symbol "DBX" on the American Stock Exchange LLC.

You should read the more detailed description of the BRIDGES in this pricing supplement. In particular, you should review and understand the descriptions in "Summary of Pricing Supplement" and "Description of BRIDGES."

The BRIDGES involve risks not associated with an investment in ordinary debt securities. See "Risk Factors" beginning on PS-6.

                            -----------------------
                              PRICE $10 PER BRIDGES
                            -----------------------

                                 Price to            Agent's         Proceeds to
                                  Public           Commissions         Company
                                ----------         -----------       -----------
Per BRIDGES...............         $                  $                 $
Total.....................         $                  $                 $

                                 MORGAN STANLEY

     For a description of certain restrictions on offers, sales and deliveries of the BRIDGES and on the distribution of this pricing supplement and the accompanying prospectus supplement and prospectus, see "Supplemental Information Concerning Plan of Distribution" below.

     No action has been or will be taken by us, the Agent or any dealer that would permit a public offering of the BRIDGES or possession or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus in any jurisdiction, other than the United States, where action for that purpose is required. This pricing supplement and the accompanying prospectus supplement and prospectus may not be used for the purpose of an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

     The BRIDGES may not be offered or sold to the public in Brazil. Accordingly, the offering of the BRIDGES has not been submitted to the Comissao de Valores Mobiliarios for approval. Documents relating to this offering, as well as the information contained herein and therein, may not be supplied to the public as a public offering in Brazil or be used in connection with any offer for subscription or sale to the public in Brazil.

     The BRIDGES have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile. No offer, sales or deliveries of the BRIDGES, or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

     The BRIDGES may not be offered or sold in Hong Kong, by means of any document, other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong. The Agent has not issued and will not issue any advertisement, invitation or document relating to the BRIDGES, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to BRIDGES which are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

     The BRIDGES have not been registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission and may not be offered or sold publicly in Mexico. This pricing supplement and the accompanying prospectus supplement and prospectus may not be publicly distributed in Mexico.

     This pricing supplement and the accompanying prospectus supplement and prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this pricing supplement and the accompanying prospectus supplement and prospectus used in connection with the offer or sale, or invitation for subscription or purchase, of the BRIDGES may not be circulated or distributed, nor may the BRIDGES be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than under circumstances in which such offer, sale or invitation does not constitute an offer or sale, or invitation for subscription or purchase, of the BRIDGES to the public in Singapore.

                          SUMMARY OF PRICING SUPPLEMENT

     The following summary describes the BRIDGES we are offering to you in general terms only. You should read the summary together with the more detailed information that is contained in the rest of this pricing supplement and in the accompanying prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in "Risk Factors."

     The BRIDGES offered are medium-term debt securities of Morgan Stanley (formerly known as Morgan Stanley Dean Witter & Co.). The return on the BRIDGES is linked to the performance of the Dow Jones EURO STOXX 50(SM) Index, which we refer to as the Index. These BRIDGES combine features of debt and equity by offering at maturity 100% protection of the issue price with the opportunity to participate in the upside potential of the underlying Index. The BRIDGES have been designed for investors who are willing to forego market floating interest payments on the BRIDGES in exchange for a supplemental amount based on the percentage increase, if any, of the final average index value (as defined herein) over the initial index value.

     "BRIDGES" is a licensed service mark of ours. "Dow Jones EURO STOXX(SM)" and "STOXX(SM)" are service marks of STOXX Limited and have been licensed for use by Morgan Stanley.

Each BRIDGES costs $10       We, Morgan Stanley, are offering you BRIDGES due
                             December 30, 2009 Based on the Value of the Dow
                             Jones EURO STOXX 50(SM) Index. The principal amount and issue price of each BRIDGES is $10.

Payment at maturity          Unlike ordinary debt securities, the BRIDGES do not
                             pay interest. Instead, at maturity, you will
                             receive the principal amount of $10 per BRIDGES,
                             plus a supplemental redemption amount if the final
                             average index value of the Index is greater than
                             the initial index value. The initial index value
                             is       , the closing value of the Index on the
                             day we offer the BRIDGES for initial sale to the public. The final average index value will be the arithmetic average of the closing values of the Index on the seven determination dates during the life of the BRIDGES.

                                           100% Principal Protection

                             We will pay you at least $10 at maturity, plus the supplemental redemption amount, if any.

                                     The Supplemental Redemption Amount

                             The supplemental redemption amount will be equal to the product of (i) $10 times (ii) the percentage increase, if any, in the final average index value over the initial index value. If the final average index value is greater than the initial index value, the supplemental redemption amount will be calculated as follows:

                                 Supplemental             (Final Average Index Value - Initial Index Value)
                                  Redemption     =  $10 x -------------------------------------------------
                                    Amount                                Initial Index Value

                             where,

                               Initial Index
                                 Value           =  the Index closing value on the day we offer the
                                                    BRIDGES for initial sale to the public

                               Final Average
                                 Index Value     =  the arithmetic average of the Index closing values on the
                                                    Determination Dates as calculated by the Calculation
                                                    Agent on the final Determination Date

                                     PS-3

                               Determination
                                 Dates           =  December 30, 2003, December 30, 2004, December 30,
                                                    2005, December 30, 2006, December 30, 2007,
                                                    December 30, 2008 and December 28, 2009, in
                                                    each case subject to adjustment in the event of
                                                    certain market disruption events


                             If the final average index value is less than or equal to the initial index value, the supplemental redemption amount will be zero. In that case, you will receive only the principal amount at maturity and will not receive any supplemental redemption amount. The payment to you of the principal amount and the supplemental redemption amount, if any, upon maturity of the BRIDGES will be determined in U.S. Dollars.

                             You can review the historical values of the Index in the section of this pricing supplement called "Description of BRIDGES--Historical Information." The payment of dividends on the stocks that underlie the Index is not reflected in the value of the Index and, therefore, has no effect on the calculation of the payment at maturity.

MS & Co. will be the         We have appointed our affiliate, Morgan Stanley &
calculation agent            Co. Incorporated, which we refer to as MS & Co.,
                             to act as calculation agent for JPMorgan Chase
                             Bank, the trustee for our senior notes. As calculation agent, MS & Co. will determine the initial index value and calculate the final average index value, the percentage change in the Index and the supplemental redemption amount, if any, you will receive at maturity.

The BRIDGES will be          The BRIDGES will be treated as "contingent payment
treated as contingent        debt instruments" for U.S. federal income tax
payment debt instruments     purposes, as described in the section of this
for U.S. federal income      pricing supplement called "Description of
tax purposes                 BRIDGES-United States Federal Income Taxation."
                             Under this treatment, if you are a U.S. taxable investor, you will generally be subject to annual income tax based on the comparable yield (as defined in this pricing supplement) of the BRIDGES even though you will not receive any stated interest payments on the BRIDGES. In addition, any gain recognized by U.S. taxable investors on the sale or exchange, or at maturity, of the BRIDGES generally will be treated as ordinary income.
                             Please read carefully the section of this pricing supplement called "Description of BRIDGES-United
                             States Federal Income Taxation" and the section called "United States Federal Taxation-Notes-Notes
                             Linked to Commodity Prices, Single Securities,
                             Baskets of Securities or Indices" in the accompanying prospectus supplement

                             If you are a foreign investor, please read the section of this pricing supplement called "Description of Notes--United States Federal Income Taxation."

                             You are urged to consult your own tax advisor regarding all aspects of the U.S. federal income tax consequences of investing in the BRIDGES.

Where you can find           The BRIDGES are senior notes issued as part of our
more information on          Series C medium-term note program. You can find a
the BRIDGES                  general description of our Series C medium-term
                             note program in the accompanying prospectus supplement dated June 11, 2002. We describe the basic features of this type of note in the sections of the prospectus supplement called
                             "Description of Notes--Floating Rate Notes" and
                             "--Notes Linked to Commodity Prices, Single
                             Securities, Baskets of Securities or Indices."

                             Because this is a summary, it does not contain all the information that may be important to you. For a detailed description of the terms of the BRIDGES, you should read the "Description of BRIDGES" section in this pricing supplement. You should also read about some of the risks involved in investing in BRIDGES in the section called "Risk Factors." The tax treatment of investments in index- linked notes such as BRIDGES differs from that of investments in ordinary debt securities. We urge you to consult with your investment, legal, tax, accounting and other advisors with regard to any proposed or actual investment in the BRIDGES.

How to reach us              You may contact your local Morgan Stanley branch
                             office or our principal executive offices at 1585
                             Broadway, New York, New York 10036 (telephone number (212) 761-4000).

                                  RISK FACTORS

     This section describes the most significant risks relating to the BRIDGES. You should carefully consider whether the BRIDGES are suited to your particular circumstances before you decide to purchase them.


BRIDGES are not              The terms of the BRIDGES differ from those of
ordinary senior notes        ordinary debt securities in that we will not pay
                             interest on the BRIDGES. Because the supplemental redemption amount due at maturity may equal zero, the return on your investment in the BRIDGES (the effective yield to maturity) may be less than the amount that would be paid on an ordinary debt security. The return of only the principal amount of each BRIDGES at maturity will not compensate you for the effects of inflation and other factors relating to the value of money over time. The
                             BRIDGES have been designed for investors who are willing to forego market floating interest payments on the BRIDGES in exchange for a supplemental amount based on the percentage increase, if any, of the final average index value over the initial index value.

BRIDGES may not pay          If the final average index value is less than or
more than the principal      equal to the initial index value, you will receive
amount at maturity           only the principal amount of $10 for each BRIDGES
                             you hold at maturity.

BRIDGES may not              There may be little or no secondary market for the
be actively traded           BRIDGES. Although we will apply to list the
                             BRIDGES on the American Stock Exchange LLC, which we refer to as the AMEX, we may not meet the requirements for listing. Even if there is a secondary market, it may not provide significant liquidity. MS & Co. currently intends to act as a market maker for the BRIDGES, but it is not required to do so.

Market price of the BRIDGES  Several factors, many of which are beyond our
will be influenced by many   control, will influence the value of the BRIDGES,
unpredictable factors        including:

                             o the value of the Index at any time and on the
                               specific determination dates

                             o interest and yield rates in the market

                             o the volatility (frequency and magnitude of
                               changes in value) of the Index

                             o geopolitical conditions and economic, financial,
                               political, regulatory or judicial events that affect the securities underlying the Index or stock markets generally and which may affect the final average index value

                             o the time remaining to the maturity of the
                               BRIDGES

                             o the dividend rate on the stocks underlying the
                               Index

                             o our creditworthiness

                             Some or all of these factors will influence the price that you will receive if you sell your BRIDGES prior to maturity. For example, you may have to sell your BRIDGES at a substantial discount from the principal amount if at the time of sale or on earlier determination dates the Index is at, below or not sufficiently above the initial index value or if market interest rates rise.

                             You cannot predict the future performance of the Index based on its historical performance. In addition, there can be no assurance that the final average index value will be higher than the initial index value so that you will receive at maturity an amount in excess of the principal amount of the BRIDGES.

There are risks associated   The underlying stocks that constitute the Index
with investments in          have been issued by companies in various European
securities indexed to the    countries. Investments in securities indexed to
value of European equity     the value of European equity securities involve
securities                   risks associated with the securities market in
                             those countries, including risks of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries. Also, there is generally less publicly available information about European companies than about U.S. companies that are subject to the reporting requirements of the United States Securities and Exchange Commission, and European companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies.

                             The prices of securities in Europe may be affected by political, economic, financial and social factors in Europe, including changes in a European country's government, economic and fiscal policies and currency exchange laws. Moreover, the economies in such countries may differ favorably or unfavorably from economies in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

Investing in the BRIDGES     Because the final average index value is based on
is not equivalent to         the closing value of the Index on the seven
investing in the Index       determination dates during the term of the
                             BRIDGES, it is possible for the final average index value to be lower than the initial index value even if the value of the Index at maturity is higher than the initial index value. A decrease in the value of the Index on any one determination date could more than offset the increases in the value of the Index on other determination dates.

Adjustments to the Index     STOXX Limited, a joint venture between Deutsche
could adversely affect the   Boerse AG, Dow Jones & Company and SWX Swiss
value of the BRIDGES         Exchange, is responsible for calculating and
                             maintaining the Index. You should not conclude that the inclusion of a stock in the Index is an investment recommendation by us of that stock.
                             STOXX Limited can add, delete or substitute the stocks underlying the Index, and can make other methodological changes required by certain events relating to the underlying stocks, such as stock dividends, stock splits, spin-offs, rights offerings and extraordinary dividends, that could change the value of the Index. STOXX Limited may discontinue or suspend calculation or dissemination of the Index. Any of these actions could adversely affect the value of the BRIDGES.
                             STOXX Limited is under no obligation to consider your interest as an investor in the BRIDGES and will not do so.

                             If STOXX Limited discontinues publication of the Index, MS & Co., as the calculation agent, will have the sole discretion to substitute a successor index that is comparable to the discontinued Index. MS & Co. could have an economic interest that is different than that of investors in the BRIDGES insofar as, for example, MS & Co. is not precluded from considering indices that are calculated and published by MS & Co. or any of its affiliates. If MS & Co. determines that there is no appropriate successor index, at maturity the payout on the BRIDGES will be an amount based on the closing prices of the stocks underlying the Index at the time of such discontinuance, without rebalancing or substitution, computed by MS & Co, as calculation agent, in accordance with the formula for calculating the Index last in effect prior to discontinuance of the Index.

You have no                  Investing in the BRIDGES is not equivalent to
shareholder rights           investing in the Index or its component stocks.  As
                             an investor in the BRIDGES, you will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the stocks that underlie the Index.

Adverse economic interests   Because the calculation agent, MS & Co., is our
of the calculation agent     affiliate, the economic interests of the
and its affiliates may       calculation agent and its affiliates may be adverse
affect determinations        to your interests as an investor in the BRIDGES. As
                             calculation agent, MS & Co. will determine theinitial index value and calculate the final average index value, the percentage change in the Index and the supplemental redemption amount, if any, you will receive at maturity. Determinations made by MS & Co., in its capacity as calculation agent, including with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of any index closing value in the event of a discontinuance of the Index, may affect the payout to you at maturity. See the sections of this pricing supplement called "Description of
                             BRIDGES--Market Disruption Event" and
                             "--Discontinuance of the Index; Alteration of Method of Calculation."

Hedging and trading activity MS & Co. and other affiliates of ours will carry by the calculation agent and out hedging activities related to the BRIDGES (and
its affiliates could         possibly to other instruments linked to the Index
potentially affect the       or its component stocks), including trading in the
value of the Index           stocks underlying the Index as well as in other
                             instruments related to the Index. MS & Co. and some of our other subsidiaries also trade the stocks underlying the Index and other financial instruments related to the Index on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the day we offer the BRIDGES for initial sale to the public could potentially increase the initial index value and, as a result, could increase the value at which the Index must close on the determination dates before you receive a payment at maturity that exceeds the principal amount of the BRIDGES. Additionally, such trading activities during the term of the BRIDGES could potentially affect the value of the Index on the determination dates and, accordingly, the amount of cash you will receive at maturity.

The BRIDGES will be          You should also consider the U.S. federal income
treated as contingent        tax consequences of investingin the BRIDGES. The
payment debt instruments     BRIDGES will be treated as "contingent payment debt
for U.S. federal income      instruments" for U.S. federal income tax purposes,
tax purposes                 as described in the section of this pricing
                             supplement called "Description of BRIDGES--United
                             States Federal Income Taxation." Under this treatment, if you are a U.S. taxable investor, you will generally be subject to annual income tax based on the comparable yield (as defined in this pricing supplement) of the BRIDGES even though you will not receive any stated interest payments on the BRIDGES. In addition, any gain recognized by U.S. taxable investors on the sale or exchange, or at maturity, of the BRIDGES generally will be treated as ordinary income. Please read carefully the section of this pricing supplement called
                             "Description of BRIDGES--United States Federal
                             Income Taxation" and the section called "United
                             States Federal Taxation--Notes--Notes Linked to
                             Commodity Prices, Single Securities, Baskets of
                             Securities or Indices" in the accompanying prospectus supplement.

                             If you are a foreign investor, please read the section of this pricing supplement called "Description of BRIDGES--United States Federal Income Taxation."

                             You are urged to consult your own tax advisor regarding all aspects of the U.S. federal income tax consequences of investing in the BRIDGES.

                             DESCRIPTION OF BRIDGES

Terms not defined herein have the meanings given to such terms in the accompanying prospectus supplement. The term "BRIDGES" refers to each $10 principal amount of any of our BRIDGES due December 30, 2009 Based on the Value of the Dow Jones EURO STOXX 50 Index. In this pricing supplement, the terms "we," "us" and "our" refer to Morgan Stanley (formerly known as Morgan Stanley Dean Witter & Co.).

Aggregate Principal Amount...   $

Original Issue Date
(Settlement Date)............          , 2003

Maturity Date................   December 30, 2009, subject to extension in
                                accordance with the following paragraph in the event of a Market Disruption Event on the final
                                Determination Date for calculating the Final
                                Average Index Value.

                                If, due to a Market Disruption Event or
                                otherwise, the final Determination Date is postponed so that it falls less than two scheduled Trading Days prior to the scheduled Maturity Date, the Maturity Date will be the second scheduled Trading Day following that final Determination Date as postponed. See "--Determination Dates" below.

Specified Currency...........   U.S. dollars

CUSIP........................   61748A874

Minimum Denominations........   $10

Issue Price..................   $10 (100%)

Interest Rate................   None

Maturity Redemption Amount...   At maturity, upon delivery of the BRIDGES to the
                                Trustee, we will pay with respect to the $10 principal amount of each BRIDGES an amount in cash equal to $10 plus the Supplemental
                                Redemption Amount, if any. See "Discontinuance of the Index; Alteration of Method of Calculation" below.

                                We shall, or shall cause the Calculation Agent to, (i) provide written notice to the Trustee and to the Depositary, which we refer to as DTC, of the amount of cash to be delivered with respect to the $10 principal amount of each BRIDGES, on or prior to 10:30 a.m. on the Trading Day preceding the Maturity Date (but if such Trading Day is not a Business Day, prior to the close of business on the Business Day preceding the Maturity Date), and (ii) deliver the aggregate cash amount due with respect to the BRIDGES to the Trustee for delivery to DTC, as holder of the BRIDGES, on the Maturity Date. We expect such amount of cash will be distributed to investors on the Maturity Date in accordance with the standard rules and procedures of DTC and its direct and indirect participants. See "--Book Entry Note or Certificated Note" below, and see "The Depositary" in the accompanying prospectus supplement.

Supplemental Redemption
Amount.......................   The greater of (i) zero and (ii) the product of
                                $10 times the Index Percent Change. The
                                Calculation Agent will calculate the
                                Supplemental Redemption Amount on the final
                                Determination Date.

Index Percent Change.........   The Index Percent Change is a fraction, the
                                numerator of which will be the Final Average
                                Index Value minus the Initial Index Value and the denominator of which will be the Initial
                                Index Value. The Index Percent Change is described by the following formula:

                                Final Average Index Value - Initial Index Value
                                ------------------------------------------------
                                               Initial Index Value

Initial Index Value..........            , the Index Closing Value on the day we
                                offer the BRIDGES for initial sale to the public.

Final Average Index Value....   The arithmetic average of the Index Closing
                                Values on the Determination Dates, as
                                determined by the Calculation Agent.

Index Closing Value..........   The Index Closing Value on any Trading Day will
                                equal the closing value of the Index or any Successor Index (as defined under
                                "--Discontinuance of the Index; Alteration of Method of Calculation" below) disseminated after the regular index dissemination period on that Trading Day. In certain circumstances, the Index Closing Value will be based on the alternate calculation of the Index described under "--Discontinuance of the Index;
                                Alteration of Method of Calculation."

                                In this "Description of BRIDGES," references to the Index will include any Successor Index, unless the context requires otherwise.

Determination Dates..........   The Determination Dates will be December 30,
                                2003, December 30, 2004, December 30, 2005,
                                December 30, 2006, December 30, 2007, December
                                30, 2008 and December 28, 2009, in each such case subject to adjustment for Market
                                Disruption Events as described in the two following paragraphs.

                                If any of the first six scheduled Determination Dates is not a Trading Day or if a Market Disruption Event occurs on any such date, such Determination Date will be the immediately succeeding Trading Day during which no Market Disruption Event shall have occurred; provided that if a Market Disruption Event has occurred on each of the five Trading Days immediately succeeding any of the first six Determination Dates, then (i) such fifth succeeding Trading Day will be deemed to be the relevant Determination Date, notwithstanding the occurrence of a Market Disruption Event on such day, and (ii) with respect to any such fifth Trading Day on which a Market Disruption Event occurs, the Calculation Agent will determine the value of the Index on such fifth Trading Day in accordance with the formula for calculating the value of the Index last in effect prior to the commencement of the Market Disruption Event, without rebalancing or substitution, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) on such Trading Day of each security most recently comprising the Index.

                                If December 28, 2009 (the final scheduled
                                Determination Date) is not a Trading Day or if there is a Market Disruption Event on such day, the final Determination Date will be the immediately succeeding Trading Day during which no Market Disruption Event shall have occurred.

Trading Day..................   A day, as determined by the Calculation Agent,
                                on which trading is generally conducted on the New York Stock Exchange ("NYSE"), the AMEX, the
                                Nasdaq National Market, the Chicago Mercantile
                                Exchange and the Chicago Board of Options
                                Exchange and in the over-the-counter market for equity securities in the United States.

Book Entry Note or
Certificated Note............   Book Entry.  The BRIDGES will be issued in the
                                form of one or more fully registered global securities which will be deposited with, or on behalf of, DTC and will be registered in the name of a nominee of DTC. DTC will be the only registered holder of the BRIDGES. Your beneficial interest in the BRIDGES will be evidenced solely by entries on the books of the securities intermediary acting on your behalf as a direct or indirect participant in DTC. In this pricing supplement, all references to payments or notices to you will mean payments or notices to DTC, as the registered holder of the BRIDGES, for distribution to participants in accordance with DTC's procedures. For more information regarding DTC and book entry notes, please read "The Depositary" in the accompanying prospectus supplement and "Form of Securities--Global Securities--Registered
                                Global Securities" in the accompanying
                                prospectus.

Senior Note or Subordinated
Note.........................   Senior

Trustee......................   JPMorgan Chase Bank (formerly known as
                                The Chase Manhattan Bank)

Agent........................   Morgan Stanley & Co. Incorporated and its
                                successors ("MS & Co.")

Market Disruption Event......   "Market Disruption Event" means, with respect to
                                the Index, a suspension, absence or material limitation of trading of stocks then constituting 20 percent or more of the value of the Index on the Relevant Exchanges for such securities for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such Relevant Exchange; or a breakdown or failure in the price and trade reporting systems of any Relevant Exchange as a result of which the reported trading prices for stocks then constituting 20 percent or more of the value of the Index during the last one-half hour preceding the close of the principal trading session on such Relevant Exchange are materially inaccurate; or the suspension, absence or material limitation of trading on any European securities market for trading in futures or options contracts related to the Index for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such market, in each case as determined by the Calculation Agent in its sole discretion.

                                For the purpose of determining whether a Market Disruption Event exists at any time, if trading in a security included in the Index is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the value of the Index shall be based on a comparison of (x) the portion of the value of the Index attributable to that security relative to (y) the overall value of the Index, in each case immediately before that suspension or limitation.

                                For purposes of determining whether a Market
                                Disruption Event has occurred: (1) a limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange or market, (2) a decision to permanently discontinue trading in the relevant futures or options contract will not constitute a Market Disruption Event, (3) limitations pursuant to the rules of any Relevant Exchange similar to NYSE Rule 80A (or any applicable rule or regulation enacted or promulgated by any other self-regulatory organization or any government agency of scope similar to NYSE Rule 80A as determined by the Calculation Agent) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading, (4) a suspension of trading in futures or options contracts on the Index by the primary securities market trading in such contracts by reason of (x) a price change exceeding limits set by such exchange or market, (y) an imbalance of orders relating to such contracts or (z) a disparity in bid and ask quotes relating to such contracts will constitute a suspension, absence or material limitation of trading in futures or options contracts related to the Index and (5) a "suspension, absence or material limitation of trading" on any Relevant Exchange or on the primary market on which futures or options contracts related to the Index are traded will not include any time when such market is itself closed for trading under ordinary circumstances.

Relevant Exchange............   "Relevant Exchange" means the primary exchange
                                or market of trading for any security then included in the Index or any Successor Index.

Alternate Exchange
Calculation in Case of an
Event of Default .............  In case an event of default with respect to the
                                BRIDGES shall have occurred and be continuing, the amount declared due and payable for each BRIDGES upon any acceleration of the BRIDGES (the "Acceleration Amount") will be equal to $10 plus the Supplemental Redemption Amount, if any, determined as though the Index Closing Value for any Determination Date scheduled to occur on or after such date of acceleration were the Index Closing Value on the date of acceleration.

                                If the maturity of the BRIDGES is accelerated because of an event of default as described above, we shall, or shall cause the Calculation Agent to, provide written notice to the Trustee at its New York office, on which notice the Trustee may conclusively rely, and to DTC of the Acceleration Amount and the aggregate cash amount due with respect to the BRIDGES as promptly as possible and in no event later than two Business Days after the date of acceleration.

Calculation Agent............   MS & Co.

                                All determinations made by the Calculation
                                Agent will be at the sole discretion of the Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you and on us.

                                All calculations with respect to the Final
                                Average Index Value and the Supplemental
                                Redemption Amount, if any, will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., .876545 would be rounded to .87655); all dollar amounts related to determination of the amount of cash payable per BRIDGES will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate number of BRIDGES will be rounded to the nearest cent, with one-half cent rounded upward.

                                Because the Calculation Agent is our affiliate, the economic interests of the Calculation Agent and its affiliates may be adverse to your interests as an owner of the BRIDGES, including with respect to certain determinations and judgments that the Calculation Agent must make in determining any Index Closing Value, the Final Average Index Value, the Index Percent Change, the Supplemental Redemption Amount or whether a Market Disruption Event has occurred. See "--Market Disruption Event" above and "--Discontinuance of the Index; Alteration of Method of Calculation" below. MS & Co. is obligated to carry out its duties and functions as Calculation Agent in good faith and using its reasonable judgment.

The Dow Jones EURO STOXX 50
Index........................   We have derived all information contained in
                                this pricing supplement regarding the Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, STOXX
                                Limited. The Index is calculated, maintained and published by STOXX Limited. We make no representation or warranty as to the accuracy or completeness of such information.

                                The Index was created by STOXX Limited, a joint venture between Deutsche Boerse AG, Dow Jones & Company and SWX Swiss Exchange. Publication of the Index began on February 26, 1998, based on an initial Index value of 1,000 at December 31, 1991. The Index is published in The Wall Street Journal and disseminated on the STOXX Limited website: http://www.stoxx.com.

                                Index Composition and Maintenance

                                The Index is composed of 50 component stocks of market sector leaders from within the Dow Jones Euro STOXX Index, which includes stocks selected from the Eurozone. The component stocks have high degree of liquidity and represent the largest companies across all market sectors defined by the Dow Jones Global Classification Standard. Set forth below are the country weightings and industrial sector weightings of the securities currently included in the Index as of March 31, 2003:


                                  Country Weightings            Industrial Sector Weightings
                                ----------------------     -------------------------------------
                                France             33%     Energy                            20%
                                The Netherlands    19%     Banks                             17%
                                Germany            18%     Telecommunications                11%
                                Spain              12%     Technology                        10%
                                Italy              11%     Insurance                          8%
                                Finland             6%     Utilities                          6%
                                                           Food & Beverage                    5%
                                                           Healthcare                         5%
                                                           Chemicals                          4%
                                                           Noncyclical Goods & Services       4%
                                                           Automobiles                        3%
                                                           Cyclical Goods & Services          3%
                                                           Construction                       2%
                                                           Financial Services                 1%
                                                           Media                              1%

                                A current list of the issuers of the Index, as of June 26, 2003, is set forth below.

                                                                                Current
                                                                               Weight in
                                Issuer of Component Stock       Country          Index       Industry Sector
                                -------------------------       -------        ---------     ---------------
                                ABN Amro Holding N.V.       The Netherlands       2.0730%         Banks
                                Aegon N.V.                  The Netherlands       0.9305%       Insurance
                                Air Liquide S.A.                 France           1.0898%       Chemicals
                                Alcatel                          France           0.7378%       Technology
                                Allianz AG                      Germany           1.9762%         Banks
                                Assicurazioni Generali
                                  S.p.A.                         Italy            1.9103%         Banks
                                Aventis S.A.                     France           2.7594%       Healthcare
                                AXA                              France           1.5845%       Insurance
                                Banco Santander Central          Spain
                                  Hispano, S.A.                                   3.0736%         Banks
                                Banco Bilbao Vizcaya             Spain
                                  Argentaria, S.A.                                2.4895%         Banks
                                BASF AG                         Germany           1.6947%       Chemicals
                                Bayer Group                     Germany           1.1600%       Chemicals
                                Bayerische Hypo-und             Germany           0.4573%         Banks
                                  Vereinsbank AG
                                BNP Paribas                      France           3.1465%         Banks
                                Carrefour S.A.                   France           2.0234%     Noncyclical Goods &
                                                                                                 Services
                                DaimlerChrysler AG              Germany           2.0349%      Automobiles
                                Danone Group                     France           1.3139%     Food & Beverage
                                Deutsche Bank AG                Germany           2.7730%         Banks
                                Deutsche Telekom AG             Germany           2.6705%     Telecommunications
                                E.ON AG                         Germany           2.2419%       Utilities
                                Endesa, S.A.                     Spain            1.1484%       Utilities
                                Enel S.p.A.                      Italy            0.8924%       Utilities
                                Eni S.p.A.                       Italy            2.8612%         Energy
                                Fortis                      The Netherlands       1.6356%     Financial Services
                                France Telecom                   France           1.6079%     Telecommunications
                                ING Groep N.V.              The Netherlands       2.2258%       Insurance
                                L'Oreal S.A.                     France           1.6000%     Noncyclical Goods &
                                                                                                 Services
                                Lafarge S.A.                     France           0.7156%      Construction
                                LVMH Moet Hennessy               France           0.8422%      Cyclical Goods &
                                  Louis Vuitton                                                  Services
                                Munich Re Group                 Germany           0.9059%       Insurance
                                Nokia Corporation               Finland           5.8585%       Technology
                                Repsol YPF, S.A.                 Spain            1.1086%         Energy
                                Royal Dutch Petroleum
                                  Company                   The Netherlands       7.1750%         Energy
                                Royal Philips
                                  Electronics               The Netherlands       1.7360%    Cyclical Goods &
                                                                                                Services
                                Royal Ahold N.V.            The Netherlands       0.5631%    Noncyclical Goods &
                                                                                                 Services
                                RWE AG Stammaktien O.N.         Germany           0.8871%       Utilities
                                Saint-Gobain                     France           0.9562%      Construction
                                Sanofi-Synthelabo                France           1.6118%       Healthcare
                                Sanpaolo IMi S.p.A.              Italy            0.8422%         Banks
                                Siemens AG                      Germany           2.9874%       Technology
                                Societe Generale                 France           2.0127%         Banks

                                                                                 Current
                                                                                Weight in
                                Issuer of Component Stock          Country        Index       Industry Sector
                                -------------------------          -------      ---------     ---------------
                                Suez                             France
                                Telecom Italia S.p.A.            Italy            1.5669%    Telecommunications
                                Telecom Italia Mobile S.p.A.     Italy            1.3406%    Telecommunications
                                Telefonica, S.A.                 Spain            4.0710%    Telecommunications
                                Total Fina Elf S.A.              France           7.7016%         Energy
                                Unicredito Italiano S.p.A.       Italy            1.6121%         Banks
                                Unilever N.V.                The Netherlands      2.2338%    Food & Beverage
                                Vivendi Universal                France           1.4325%         Media
                                Volkswagen AG                   Germany           0.6467%      Automobiles

                                The composition of the Index is reviewed annually, based on the closing stock data on the last trading day in August. The component stocks are announced the first trading in September. Changes to the component stocks are implemented on the third Friday in September and are effective the following trading day. Changes in the composition of the Index are made to ensure that the Index includes the 50 market sector leaders from within the Dow Jones Euro STOXX Index.

                                The free float factors for each component stock used to calculate the Index, as described below, are reviewed, calculated and implemented on a quarterly basis and are fixed until the next quarterly review.

                                The Index is also reviewed on an ongoing basis. Corporate actions (including initial public offerings, mergers and takeovers, spin-offs, delistings and bankruptcy) that affect the Index composition are immediately reviewed. Any changes are announced, implemented and effective in line with the type of corporate action and the magnitude of the effect.

                                Index Calculation

                                The Index is calculated with the "Laspeyres formula," which measures the aggregate price changes in the component stocks against a fixed base quantity weight. The formula for calculating the Index value can be expressed as follows:

                                Index  =     free float market capitalization of the Index
                                         -----------------------------------------------------  x   1,000
                                         adjusted base date market capitalization of the Index

                                The "free float market capitalization of the Index" is equal to the sum of the products of the closing price, market capitalization and free float factor for each component stock as of the time the Index is being calculated.

                                The Index is also subject to a divisor, which is adjusted to maintain the continuity of the Index values across changes due to corporate actions. The following is a summary of the adjustments to any component stock made for corporate actions and the effect of such adjustment on the divisor, where shareholders of the component stock will receive "B" number of shares for every "A" share held (where applicable).

                                (1) Split and reverse split:

                                    Adjusted price = closing price * A/B

                                    New number of shares = old number of shares*
                                    B/A

                                    Divisor: no change

                                (2) Rights offering:

                                    Adjusted price = (closing price* A + subscription price * B)/
                                                        (A + B)

                                    New number of shares = old number of shares* (A + B)/A

                                    Divisor: decreases

                                (3) Stock dividend:

                                    Adjusted price = closing price * A / (A + B)

                                    New number of shares = old number of shares* (A + B)/A

                                    Divisor: no change

                                (4) Stock dividend of another company:

                                    Adjusted price = (closing price * A - price of other company * B)/A

                                    Divisor: decreases

                                (5) Return of capital and share consideration:

                                    Adjusted price = (closing price - dividend announced by company*
                                                        (1-withholding tax))* A/B

                                    New number of shares = old number of shares * B/A

                                    Divisor: decreases

                                (6) Repurchase shares/self tender:

                                    Adjusted price = ((price before tender* old number of shares) -
                                                        (tender price * number of tendered shares))/
                                                        (old number of shares - number of tendered shares)

                                    New number of shares = old number of shares - number of tendered shares

                                    Divisor: decreases

                                (7) Spin-off:

                                    Adjusted price = (closing price * A - price of spun-off shares * B)/A

                                    Divisor: decreases

                                (8) Combination stock distribution (dividend or split) and rights offering:

                                    For this corporate action, the following additional assumptions apply:

                                    o Shareholders receive B new shares from the
                                     distribution and C new shares from the rights offering for every A shares held

                                    o If A is not equal to one share, all the
                                      following "new number of shares" formulae need
                                      to be divided by A:


                                    - If rights are applicable after stock
                                      distribution (one action applicable to
                                      other):

                                    Adjusted price = (closing price * A +
                                    subscription price * C * (1 + B/A))/((A + B)*
                                    (1 + C/A))

                                    New number of shares = old number of shares * (A + B) * (1 + C/A))/A

                                    Divisor: increases

                                    - If stock distribution is applicable after
                                      rights (one action applicable to other):

                                    Adjusted price = (closing price * A +
                                    subscription price * C)/((A + C)*(1 + B/A))

                                    New number of shares = old number of shares
                                    * ((A + C)*(1 + B/A))

                                    Divisor: increses

                                    - Stock distribution and rights (neither
                                      action is applicable to the other):

                                    Adjusted price = (closing price * A +
                                    subscription price * C)/(A + B + C)

                                    New number of shares = old number of shares
                                    * (A + B +C)/A

                                    Divisor: increases

Discontinuance of the
  Index; Alteration of
  Method of Calculation......   If STOXX Limited discontinues publication of
                                the Index and STOXX Limited or another entity publishes a successor or substitute index that MS & Co., as the Calculation Agent, determines, in its sole discretion, to be comparable to the discontinued Index (such index being referred to herein as a "Successor Index"), then any subsequent Index Closing Value will be determined by reference to the value of such Successor Index at the regular official weekday close of the principal trading session of the relevant exchange or market for the Successor
                                Index on the date that any Index Closing Value is to be determined.

                                Upon any selection by the Calculation Agent of a Successor Index, the Calculation Agent will cause written notice thereof to be furnished to the Trustee, to Morgan Stanley and to DTC, as holder of the BRIDGES, within three Trading Days of such selection. We expect that such notice will be passed on to you, as a beneficial owner of the BRIDGES, in accordance with the standard rules and procedures of DTC and its direct and indirect participants.

                                If STOXX Limited discontinues publication of the Index prior to, and such discontinuance is continuing on, the date that any Index Closing Value is to be determined and MS & Co., as the Calculation Agent, determines that no Successor Index is available at such time, then, on such date, the Calculation Agent will determine the Index Closing

                                Value in accordance with the formula for calculating the Index last in effect prior to such discontinuance, without rebalancing or substitution, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session on such date of each security most recently comprising the Index on the Relevant Exchange. Notwithstanding these alternative arrangements, discontinuance of the publication of the Index may adversely affect the value of the BRIDGES.

                                If at any time the method of calculating the Index or a Successor Index, or the value thereof, is changed in a material respect, or if the Index or a Successor Index is in any other way modified so that such index does not, in the opinion of MS & Co., as the Calculation Agent, fairly represent the value of the Index or such Successor Index had such changes or modifications not been made, then, from and after such time, the Calculation Agent will, at the close of business in New York City on each date on which the Index Closing Value is to be determined, make such calculations and adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a value of a stock index comparable to the Index or such Successor Index, as the case may be, as if such changes or modifications had not been made, and the Calculation Agent will determine the Final Average Index Value with reference to the Index or such Successor Index, as adjusted. Accordingly, if the method of calculating the Index or a Successor Index is modified so that the value of such index is a fraction of what it would have been if it had not been modified (e.g., due to a split in the index), then the Calculation Agent will adjust such index in order to arrive at a value of the Index or such Successor Index as if it had not been modified (i.e., as if such split had not occurred).

Historical Information.......   The following table sets forth the high and low
                                Index Closing Values, as well as end-of-quarter
                                Index Closing Values, of the Index for each quarter in the period from January 1, 1998 through June 26, 2003. The Index Closing Value on June 26, 2003 was 2,452.86. We obtained the information in the table below from Bloomberg
                                Financial Markets, and we believe such
                                information to be accurate.

                                The historical values of the Index should not be taken as an indication of future performance, and no assurance can be given as to the value of the Index on any Determination Date. The value of the Index may be lower on the Determination Dates than on the date of this pricing supplement so that you will receive only the $10 principal amount of the BRIDGES at maturity. We cannot give you any assurance that the average value of the Index on the Determination Dates will be higher than the Initial Index Value so that you will receive a payment in excess of the principal amount of the BRIDGES at maturity.

                                                         High       Low       Period End
                                                       --------   --------   -----------
                                1998:
                                 First Quarter......   3,179.72   2,466.81    3,153.32
                                 Second Quarter.....   3,443.76   3,061.04    3,406.82

                                                         High       Low       Period End
                                                       --------   --------   -----------
                                     Third Quarter.....3,670.82   2,658.27     2,670.97
                                     Fourth Quarter....3,354.71   2,419.23     3,342.32
                                    1999:
                                     First Quarter.....3,685.36   3,325.56     3,559.86
                                     Second Quarter....3,867.89   3,573.60     3,788.66
                                     Third Quarter.....3,971.84   3,512.71     3,669.71
                                     Fourth Quarter....4,904.46   3,607.72     4,904.46
                                    2000:
                                     First Quarter.....5,464.43   4,500.69     5,249.55
                                     Second Quarter....5,434.81   4,903.92     5,145.35
                                     Third Quarter.....5,392.63   4,915.18     4,915.18
                                     Fourth Quarter....5,101.40   4,614.24     4,772.39
                                    2001:
                                     First Quarter.....4,787.45   3,891.49     4,185.00
                                     Second Quarter....4,582.07   4,039.16     4,243.91
                                     Third Quarter.....4,304.44   2,877.68     3,296.66
                                     Fourth Quarter....3,828.76   3,208.31     3,806.13
                                    2002:
                                     First Quarter.....3,833.09   3,430.18     3,784.05
                                     Second Quarter....3,748.44   2,928.72     3,133.39
                                     Third Quarter.....3,165.47   2,187.22     2,204.39
                                     Fourth Quarter....2,669.89   2,150.27     2,386.41
                                    2003:
                                     First Quarter.....2,529.86   1,849.64     2,036.86
                                     Second Quarter
                                      (through
                                      June 26, 2003 ...2,527.44   2,067.23     2,452.86

Use of Proceeds and Hedging..   The net proceeds we receive from the sale of the
                                BRIDGES will be used for general corporate purposes and, in part, by us or by one or more of our subsidiaries in connection with hedging our obligations under the BRIDGES. See also
                                "Use of Proceeds" in the accompanying
                                prospectus.

                                On or prior to the day we offer the BRIDGES for initial sale to the public, we, through our subsidiaries or others, expect to hedge our anticipated exposure in connection with the BRIDGES by taking positions in the stocks underlying the Index, in futures or options contracts on the Index or its component securities listed on major securities markets, or positions in any other available securities or instruments that we may wish to use in connection with such hedging. Such purchase activity could potentially increase the value of the Index, and, therefore, the value at which the Index must close on the Determination Dates before you would receive at maturity a payment that exceeds the principal amount of the BRIDGES. In addition, through our subsidiaries, we are likely to modify our hedge position throughout the life of the BRIDGES by purchasing and selling the stocks underlying the Index, futures or options contracts on the Index or its component stocks listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities, including by selling such securities on the Determination Dates. We cannot give any assurance that our hedging activities will not affect the value of the Index and, therefore, adversely affect the value of the Index on the Determination Dates or the payment that you will receive at maturity.

Supplemental Information
Concerning Plan of
Distribution.................   Under the terms and subject to the conditions
                                contained in the U.S. distribution agreement
                                referred to in the prospectus supplement under
                                "Plan of Distribution," the Agent, acting as
                                principal for its own account, has agreed to
                                purchase, and we have agreed to sell, the
                                principal amount of BRIDGES set forth on the
                                cover of this pricing supplement. The Agent
                                proposes initially to offer the BRIDGES
                                directly to the public at the public offering
                                price set forth on the cover page of this
                                pricing supplement. The Agent may allow a
                                concession not in excess of   % of the principal
                                amount of the BRIDGES to other dealers, which
                                may include Morgan Stanley & Co. International
                                Limited and Bank Morgan Stanley AG. We expect
                                to deliver the BRIDGES against payment therefor
                                in New York, New York on      , 2003. After the
                                initial offering, the Agent may vary the offering price and other selling terms from time to time.

                                In order to facilitate the offering of the BRIDGES, the Agent may engage in transactions that stabilize, maintain or otherwise affect the price of the BRIDGES. Specifically, the Agent may sell more BRIDGES than it is obligated to purchase in connection with the offering, creating a naked short position in the BRIDGES for its own account. The Agent must close out any naked short position by purchasing the BRIDGES in the open market. A naked short position is more likely to be created if the Agent is concerned that there may be downward pressure on the price of the BRIDGES in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the Agent may bid for, and purchase, BRIDGES or the individual stocks underlying the Index in the open market to stabilize the price of the BRIDGES. Any of these activities may raise or maintain the market price of the BRIDGES above independent market levels or prevent or retard a decline in the market price of the BRIDGES. The Agent is not required to engage in these activities, and may end any of these activities at any time. See "--Use of Proceeds and Hedging" above.

                                General

                                No action has been or will be taken by us, the Agent or any dealer that would permit a public offering of the BRIDGES or possession or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus, other than the United States, where action for that purpose is required. No offers, sales or deliveries of the BRIDGES, or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus or any other offering material relating to the BRIDGES, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, the Agent or any dealer.

                                The Agent has represented and agreed, and each dealer through which we may offer the BRIDGES has represented and agreed, that it (i) will comply with all applicable laws and regulations in force in each non-U.S. jurisdiction in which it purchases, offers, sells or delivers the BRIDGES or possesses or distributes this pricing supplement and the accompanying prospectus supplement and prospectus and (ii) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the BRIDGES under the laws and regulations in force in each non-U.S. jurisdiction to which it is subject or in which it makes purchases, offers or sales of the BRIDGES. We shall not have responsibility for the Agent's or any dealer's compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

                                Brazil

                                The BRIDGES may not be offered or sold to the public in Brazil. Accordingly, the offering of the BRIDGES has not been submitted to the Comissao de Valores Mobiliarios for approval. Documents relating to this offering, as well as the information contained herein and therein, may not be supplied to the public as a public offering in Brazil or be used in connection with any offer for subscription or sale to the public in Brazil.

                                Chile

                                The BRIDGES have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile. No offer, sales or deliveries of the BRIDGES, or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

                                Hong Kong

                                The BRIDGES may not be offered or sold in Hong Kong, by means of any document, other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong. The Agent has not issued and will not issue any advertisement, invitation or document relating to the BRIDGES, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to BRIDGES which are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

                                Mexico

                                The BRIDGES have not been registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission and may not be offered or sold publicly in Mexico. This pricing supplement and the accompanying prospectus supplement and prospectus may not be publicly distributed in Mexico.

                                Singapore

                                This pricing supplement and the accompanying prospectus supplement and prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this pricing supplement and the accompanying prospectus supplement and prospectus used in connection with the offer or sale, or invitation for subscription or purchase, of the BRIDGES may not be circulated or distributed, nor may the BRIDGES be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than under circumstances in which such offer, sale or invitation does not constitute an offer or sale, or invitation for subscription or purchase, of the BRIDGES to the public in Singapore.

License Agreement between
STOXX Limited
and Morgan Stanley...........   STOXX Limited and Morgan Stanley have entered
                                into a non-exclusive license agreement
                                providing for the license to Morgan Stanley, and certain of its affiliated or subsidiary companies, in exchange for a fee, of the right to use the Index, which is owned and published by STOXX Limited, in connection with securities, including the BRIDGES.

                                The license agreement between STOXX Limited and Morgan Stanley provides that the following language must be set forth in this pricing supplement:

                                The BRIDGES are not sponsored, endorsed, sold or promoted by STOXX Limited. STOXX Limited makes no representation or warranty, express or implied, to the owners of the BRIDGES or any member of the public regarding the advisability of investing in securities generally or in the BRIDGES particularly. STOXX Limited's only relationship to Morgan Stanley is the licensing of certain trademarks, trade names and service marks of STOXX Limited and the Dow Jones EURO STOXX 50(SM) Index which is determined, composed and calculated by STOXX Limited without regard to Morgan Stanley or the BRIDGES. STOXX Limited has no obligation to take the needs of Morgan Stanley or the owners of the BRIDGES into consideration in determining, composing or calculating the Dow Jones EURO STOXX 50(SM) Index. STOXX Limited is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the BRIDGES to be issued or in the determination or calculation of the equation by which the BRIDGES are to be converted into cash. STOXX Limited has no obligation or liability in connection with the administration, marketing or trading of the BRIDGES.

                                STOXX LIMITED DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE DOW JONES EURO STOXX 50(SM) INDEX OR ANY DATA INCLUDED THEREIN AND STOXX LIMITED SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. STOXX LIMITED MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY MORGAN STANLEY, OWNERS OF THE BRIDGES, OR ANY OTHER

                                PERSON OR ENTITY FROM THE USE OF THE DOW JONES EURO STOXX 50(SM) INDEX OR ANY DATA INCLUDED THEREIN. STOXX LIMITED MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE DOW JONES EURO STOXX 50(SM) INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL STOXX LIMITED HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN STOXX LIMITED AND MORGAN STANLEY.

                                "Dow Jones EURO STOXX(SM)" and "STOXX(SM)" are service marks of STOXX Limited and have been licensed for use for certain purposes by Morgan Stanley. Morgan Stanley's BRIDGES due December 30, 2009 Based on the Value of the Dow Jones EURO STOXX(SM) Index are not sponsored, endorsed, sold or promoted by STOXX Limited, and STOXX Limited makes no representation regarding the advisability of investing in the BRIDGES.

ERISA Matters for Pension
Plans and Insurance
Companies....................   Each fiduciary of a pension, profit-sharing or
                                other employee benefit plan subject to the Employee Retirement Income Security Act of
                                1974, as amended ("ERISA"), (a "Plan") should consider the fiduciary standards of ERISA in the context of the Plan's particular circumstances before authorizing an investment in the BRIDGES. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

                                In addition, we and certain of our subsidiaries and affiliates, including MS & Co. and Morgan Stanley DW Inc. (formerly Dean Witter Reynolds Inc.) ("MSDWI"), may each be considered a "party in interest" within the meaning of ERISA, or a "disqualified person" within the meaning of the Internal Revenue Code of 1986, as amended (the "Code"), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (also "Plans"). Unless an exemption applies, prohibited transactions within the meaning of ERISA or the Code could arise, for example, if the BRIDGES are acquired by or with the assets of a Plan with respect to which MS & Co., MSDWI or any of their affiliates is a service provider.

                                We have obtained from the Department of Labor an exemption from the prohibited transaction rules that will in most cases cover the purchase and holding of BRIDGES by a Plan for whom we or one of our affiliates is a service provider. In order for this exemption to apply, the decision to invest in the BRIDGES must be made by a Plan fiduciary, or a Plan participant (in the case of Plans that provide for participant-directed investments), who is independent from us and from our affiliates. At the time of a Plan's acquisition of any BRIDGES, no more than 15% of the Plan's assets should be invested in BRIDGES.

                                Certain plans that are not subject to ERISA, including plans maintained by state and local governmental entities, are nonetheless subject to investment restrictions under the terms of applicable local law. Such restrictions may preclude the purchase of the BRIDGES.

                                The exemption described above was issued by the Department of Labor pursuant to its "Expedited Exemption Procedure" under Prohibited Transaction Class Exemption 96-62. Copies of both the proposed and final exemption are available from us upon request. Purchasers of the BRIDGES have exclusive responsibility for ensuring that their purchase and holding of the BRIDGES do not violate the prohibited transaction or other rules of ERISA or the Code, or any requirements applicable to government or other benefit plans that are not subject to ERISA or the Code..

United States Federal
Income Taxation..............   The following summary is based on the opinion
                                of Davis Polk & Wardwell, our special tax counsel, and is a general discussion of the principal U.S. federal income tax consequences to initial investors in the BRIDGES purchasing the BRIDGES at the Issue Price, who will hold the BRIDGES as capital assets within the meaning of Section 1221 of the Code. Unless otherwise specifically indicated, this summary is based on the Code, administrative pronouncements, judicial decisions and currently effective and proposed Treasury regulations, changes to any of which subsequent to the date of this pricing supplement may affect the tax consequences described herein.
                                This discussion does not describe all of the U.S. federal income tax consequences that may be relevant to an investor in light of its particular circumstances or to investors that are subject to special rules, such as:

                                o  certain financial institutions;
                                o dealers and certain traders in securities or foreign currencies;
                                o  investors holding BRIDGES as part of a
                                   hedge;
                                o  U.S. Holders, as defined below, whose
                                   functional currency is not the U.S. dollar;
                                o  partnerships;
                                o nonresident alien individuals who have lost their United States citizenship or who have ceased to be taxed as United States resident aliens;
                                o corporations that are treated as foreign personal holding companies, controlled foreign corporations or passive foreign investment companies;
                                o Non-U.S. Holders, as defined below, that are owned or controlled by persons subject to U.S. federal income tax;
                                o Non-U.S. Holders for whom income or gain in respect of a BRIDGES are effectively connected with a trade or business in the United States; and
                                o Non-U.S. Holders who are individuals having a "tax home" (as defined in Section 911(d)(3) of the Code) in the United States.

                                If you are considering purchasing the BRIDGES, you are urged to consult your own tax advisor with regard to the application of the U.S. federal income tax laws to your particular situation as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

                                U.S. Holders

                                This section only applies to you if you are a U.S. Holder and is only a brief summary of the U.S. federal income tax consequences of the ownership and disposition of the BRIDGES. As used herein, the term "U.S. Holder" means a beneficial owner of a BRIDGES that is for U.S. federal income tax purposes:

                                o a citizen or resident of the United States;
                                o a corporation, or other entity taxable as a
                                  corporation, created or organized in or under the laws of the United States or of any political subdivision thereof; or
                                o an estate or trust the income of which is
                                  subject to U.S. federal income taxation
                                  regardless of its source.

                                The BRIDGES will be treated as "contingent payment debt instruments" for U.S. federal income tax purposes. U.S. Holders should refer to the discussion under "United States Federal Taxation--Notes--Notes Linked to Commodity Prices, Single Securities, Baskets of Securities or Indices" in the accompanying prospectus supplement for a full description of the U.S. federal income tax consequences of ownership and disposition of a contingent payment debt instrument.

                                In summary, U.S. Holders will, regardless of their method of accounting for U.S. federal income tax purposes, be required to accrue original issue discount ("OID") as interest income on the BRIDGES on a constant yield basis in each year that they hold the BRIDGES, despite the fact that no stated interest will actually be paid on the BRIDGES. As a result, U.S. Holders will be required to pay taxes annually on the amount of accrued OID, even though no cash is paid on the BRIDGES from which to pay such taxes. In addition, any gain recognized by U.S. Holders on the sale or exchange, or at maturity, of the BRIDGES will generally be treated as ordinary income.

                                The rate of accrual of OID on the BRIDGES is
                                the yield at which we would issue a fixed rate debt instrument with terms similar to those of the BRIDGES or the applicable federal rate, whichever is greater (the "comparable yield"), and is determined at the time of the issuance of the BRIDGES. We have determined that the
                                "comparable yield" is an annual rate of   %
                                compounded annually. Based on our determination of the comparable yield, the "projected payment schedule" for a BRIDGES (assuming each BRIDGES has an issue price of $10 for U.S. federal income tax purposes) consists of a projected
                                amount equal to $        due at maturity.

                                The following table states the amount of OID that will be deemed to have accrued with respect to a BRIDGES during each accrual period, based upon our determination of the comparable yield and the projected payment schedule:

                                                                                  TOTAL OID
                                                                                  DEEMED TO
                                                                       OID        HAVE ACCRUED
                                                                    DEEMED TO    FROM ORIGINAL
                                                                      ACCRUE    ISSUE DATE (PER
                                                                      DURING    BRIDGES) AS OF
                                                                     ACCRUAL         END OF
                                                                   PERIOD (PER      ACCRUAL
                                        ACTUAL PERIOD                BRIDGES)        PERIOD
                                        -------------              -----------  ---------------
                                Original Issue Date through
                                   December 31, 2003............. $                 $
                                January 1, 2004 through
                                   December 31, 2004............. $                 $
                                January 1, 2005 through
                                   December 31, 2005............. $                 $
                                January 1, 2006 through
                                   December 31, 2006............. $                 $
                                January 1, 2007 through
                                   December 31, 2007............. $                 $
                                January 1, 2008 through
                                   December 31, 2008............. $                 $
                                January 1, 2009 through
                                   December 30, 2009............. $                 $

                                The comparable yield and the projected payment schedule are not provided for any purpose other than the determination of U.S. Holders' OID accruals and adjustments in respect of the BRIDGES, and we make no representation regarding the actual amounts of payments on a BRIDGES.

                                Non-U.S. Holders

                                This section only applies to you if you are a Non-U.S. Holder. As used herein, the term "Non-U.S. Holder" means a beneficial owner of a BRIDGES that is for U.S. federal income tax purposes:

                                o  a nonresident alien individual;
                                o  a foreign corporation; or
                                o  a foreign trust or estate.

                                Tax Treatment upon Maturity, Sale, Exchange or Disposition of a BRIDGES. Subject to the discussion below concerning backup withholding, payments on a BRIDGES by us or a paying agent to a Non-U.S. Holder and gain realized by a Non-U.S. Holder on the sale, exchange or other disposition of a BRIDGES, will not be subject to U.S. federal income or withholding tax, provided that:

                                o such Non-U.S. Holder does not own, actually or constructively, 10 percent or more of the total combined voting power of all classes of stock of Morgan Stanley entitled to vote and is not a bank receiving interest described in
                                   Section 881(c)(3)(A) of the Code; and
                                o the certification required by Section 871(h) or Section 881(c) of the Code has been provided with respect to the Non-U.S. Holder, as discussed below.

                                Certification Requirements. Sections 871(h) and 881(c) of the Code require that, in order to obtain an exemption from withholding tax in respect of payments on the BRIDGES that are, for U.S. federal income tax purposes, treated as interest, the beneficial owner of a BRIDGES certifies on Internal Revenue Service Form W-8BEN, under penalties of perjury, that it is not a "United States person" within the meaning of Section 7701(a)(30) of the Code. If you are a prospective investor, you are urged to consult your tax advisor regarding the reporting requirements, including reporting requirements for foreign partnerships and their partners.

                                Estate Tax. Subject to benefits provided by an applicable estate tax treaty, a BRIDGES held by an individual who is a Non-U.S. Holder will not be subject to U.S. federal estate tax upon the individual's death unless, at such time, interest payments on the BRIDGES would have been:

                                o  subject to U.S. federal withholding tax
                                   without regard to the W-8BEN certification requirement described above, not taking into account an elimination of such U.S. federal withholding tax due to the application of an income tax treaty; or
                                o effectively connected to the conduct by the holder of a trade or business in the United States.

                                Information Reporting and Backup Withholding. Information returns may be filed with the U.S. Internal Revenue Service (the "IRS") in connection with the payments on the BRIDGES at maturity as well as in connection with the proceeds from a sale, exchange or other disposition. The Non-U.S. Holder may be subject to U.S. backup withholding on such payments or proceeds, unless the Non-U.S. Holder complies with certification requirements to establish that it is not a United States person, as described above. The certification requirements of Sections 871(h) and 881(c) of the Code, described above, will satisfy the certification requirements necessary to avoid backup withholding as well. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder's U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is furnished to the IRS.